          As filed with the Securities and Exchange Commission on April 28, 2000
                                            Registration No. 333-_______________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                EXELIXIS, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                                         04-3257395
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                         ----------------------------
                            260 Littlefield Avenue
                         South San Francisco, CA 94080
                                (650) 825-2200
                   (Address of principal executive offices)
                   ----------------------------------------

                         ----------------------------
                          1997 EQUITY INCENTIVE PLAN
                          2000 EQUITY INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          (Full titles of the plans)

                                 Glen Y. Sato
                            Chief Financial Officer
                                Exelixis, Inc.
                            260 Littlefield Avenue
                         South San Francisco, CA 94080
                                (650) 825-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------
                                  Copies to:

                             Robert L. Jones, Esq.
                              Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306

                         ----------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Securities                                   Proposed Maximum             Proposed Maximum Aggregate        Amount of
   to be Registered       Amount to be Registered   Offering Price Per Share (1)    Aggregate Offering Price (1)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common        4,995,054               $4.5312 - $18.21875             $73,602,538.75               $19,431.07
Stock (par value $.001)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options and Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on April 25, 2000. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

====================================================================================================================================
            Title of Shares                                       Number of Shares      Offering Price Per       Aggregate Offering
                                                                                              Share                    Price
====================================================================================================================================
Shares issuable pursuant to outstanding stock options                1,195,054                 $4.5312              $5,415,039
pursuant to the 1997 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options pursuant          3,000,000                  $18.21875           $54,656,250
to the 2000 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options pursuant         200,000                  $13.00              $2,600,000
to the 2000 Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options pursuant to         300,000                  $18.21875           $5,465,625
the 2000 Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 2000 Employee Stock Purchase Plan      300,000                  $18.21875           $5,465,625
------------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                                       $73,602,538.75
====================================================================================================================================


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Exelixis, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on April 11, 2000 (No. 333-96335), as supplemented on April 25, 2000.

     (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed April 6, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (c)  The current report on Form 8-K filed on April 24, 2000.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward llp, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain members of Cooley Godward own an aggregate of approximately 2,500 shares of the Registrant's Common Stock.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions, or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.



                                      3.

                                   EXHIBITS

Exhibit
Number

4.1*      Amended and Restated Certificate of Incorporation of the Company.

4.2*      Amended and Restated Bylaws of the Company.

5.1       Opinion of Cooley Godward llp.

23.1      Consent of  Independent Accountants.

23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1      Power of Attorney is contained on the signature pages.

99.1*     1997 Equity Incentive Plan

99.2*     2000 Equity Incentive Plan

99.3*     2000 Employee Stock Purchase Plan

99.4*     2000 Non-Employee Directors' Stock Option Plan

________________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No.333-96335), originally filed with the SEC on February 7, 2000.



                                      4.

                                 UNDERTAKINGS

          1.  The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,



                                      5.

officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      6.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 24, 2000.

                                    EXELIXIS, INC.

                                    By:  /s/ George A. Scangos, Ph.D.
                                       --------------------------------------
                                       George A. Scangos, Ph.D.
                                       President and Chief Executive Officer




                                       7.

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Scangos and Glen Y. Sato, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                    Title                               Date
-------------------------------------------    --------------------------------------        --------------
  /s/ George A. Scangos, Ph.D.                 President, Chief Executive Officer and        April 24, 2000
-------------------------------------------    Director
  George A. Scangos, Ph.D.                     (Principal Executive Officer)

  /s/ Glen Y. Sato                             Chief Financial Officer                       April 20, 2000
-------------------------------------------    (Principal Financial and Accounting
  Glen Y. Sato                                 Officer)

  /s/ Stelios Papadopoulos, Ph.D.              Chairman of the Board of Directors            April 20, 2000
-------------------------------------------
  Stelios Papadopoulos, Ph.D.

  /s/ Charles Cohen, Ph.D.                     Director                                      April 20, 2000
-------------------------------------------
  Charles Cohen, Ph.D.

                                               Director
-------------------------------------------
  Jurgen Drews, M.D.

  /s/ Geoffrey Duyk, M.D., Ph.D.               Director                                      April 20, 2000
-------------------------------------------
  Geoffrey Duyk, M.D., Ph.D.

  /s/ Jason S. Fisherman, M.D.                 Director                                      April 24, 2000
-------------------------------------------
  Jason S. Fisherman, M.D.

  /s/ Jean-Francois Formela, M.D.              Director                                      April 24, 2000
-------------------------------------------
  Jean-Francois Formela, M.D.



                                      8.


-------------------------------------------     Director
  Edmund Olivier de Vezin

                                                Director
-------------------------------------------
  Lance Willsey, M.D.

  /s/ Peter Stadler, Ph.D.                      Director                                  April 20, 2000
-------------------------------------------
  Peter Stadler, Ph.D.



                                      9.

                                   EXHIBITS
Exhibit
Number

4.1*    Amended and Restated Certificate of Incorporation of the Company.

4.2*    Amended and Restated Bylaws of the Company.

5.1     Opinion of Cooley Godward llp.

23.1    Consent of Independent Accountants.

23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1*   1997 Equity Incentive Plan

99.2*   2000 Equity Incentive Plan

99.3*   2000 Employee Stock Purchase Plan

99.4*   2000 Non-Employee Directors' Stock Option Plan

________________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No.333-96335), originally filed with the SEC on February 7, 2000.